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                                                                   EXHIBIT 23.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Clear Channel Communications, Inc. (the "Registrant") of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which report appears in AMFM Inc.'s (formerly Chancellor Media Corp.) filing on Form S-4 dated July 8, 1999.

     We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                                            /s/ BDO SEIDMAN, LLP
                                                BDO Seidman LLP

Chicago, Illinois
June 1, 2000